UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

May 4, 2017

Date of Report (Date of earliest event reported)

Planet Fitness, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37534	38-3942097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Fox Run Road

Newington, NH 03801

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (603) 750-0001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 10, 2017, following the completion of the sale of the Shares (as defined below) pursuant to the Underwriting Agreement (as described below), the investment funds affiliated with TSG Consumer Partners, LLC (“TSG”) will no longer hold any shares of Class A common stock or Class B common stock of Planet Fitness, Inc. (the “Company”). As a result, in accordance with the terms of the Stockholders Agreement to which TSG is a party, in connection with the sale of the Shares, Pierre LeComte and Charles Esserman are required to offer to tender their resignations as directors of the Company. Mr. LeComte’s offer of resignation will be accepted by the Company’s board of directors, and as such Mr. LeComte will resign effective as of conclusion of the 2017 annual meeting of stockholders held on May 9, 2017. Mr. Esserman’s offer to resign as a director will not be accepted by the Company’s board of directors, and as such Mr. Esserman will remain on the board of directors of the Company.

Item 8.01	Other Events

On May 4, 2017, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC (the “Underwriter”) and the selling stockholders listed on Schedule 1 thereto (the “Selling Stockholders”), relating to the underwritten offering of 16,085,510 shares (the “Shares”) of the Company’s Class A common stock, par value $0.01 per share, including 10,869,819 shares of Class A common stock to be issued upon exchange of an equivalent number of common units of its subsidiary, Pla-Fit Holdings, LLC, together with an equal number of shares of its Class B common stock (the “Offering”). All of the Shares are being sold by the Selling Stockholders. The Underwriter has agreed to purchase the Shares from the Selling Stockholders pursuant to the Underwriting Agreement at a price of $20.28 per share.

The Offering is being made only by means of a prospectus. A shelf registration statement (including a prospectus) relating to the offering of common stock was filed with the Securities and Exchange Commission (“SEC”) on December 23, 2016, and became automatically effective (Registration No. 333-215317) (the “Registration Statement”). A prospectus supplement relating to the Offering was filed with the SEC on May 4, 2017. The closing of the Offering is expected to take place on May 10, 2017, subject to the satisfaction of customary closing conditions. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K.

Ropes & Gray LLP, counsel to the Company, has issued an opinion to the Company, dated May 10, 2017, regarding the Shares to be sold in the Offering. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K. Certain information relating to Part II, Item 14 “Other Expenses of Issuance and Distribution” of the Registration Statement is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 4, 2017, by and among the Company, the Underwriter and the Selling Stockholders.

5.1	Opinion of Ropes & Gray LLP

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1 above)

99.1	Information relating to Part II, Item 14 “Other Expenses of Issuance and Distribution” of the Registration Statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLANET FITNESS, INC.

By:	/s/ Dorvin Lively
Name:	Dorvin Lively
Title:	Chief Financial Officer

Dated: May 9, 2017